UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 10, 2021
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2021, the board of directors of eHealth, Inc. (the “Company”) appointed John E. Pierantoni as principal financial officer of the Company, effective as of June 11, 2021. Mr. Pierantoni has served as the Company’s chief accounting officer and principal accounting officer since June 2020 and will assume the additional responsibility as principal financial officer on an interim basis. The Company has begun its search for a permanent chief financial officer to replace Derek Yung who, as previously announced, resigned from the Company to pursue an executive position at a company that is not a competitor of the Company.

Prior to joining the Company, John E. Pierantoni, 49, was senior vice president, finance and risk at Fair Financial Corp., a company that offers flexible vehicle subscriptions from April 2019 to December 2019. Mr. Pierantoni served as the interim chief financial officer of TrueCar, Inc., a digital automotive marketplace, from February 2018 to April 2019 and as senior vice president and chief accounting officer from December 2013 to February 2018. Prior to his employment with TrueCar, Mr. Pierantoni served as vice president of finance at Cornerstone OnDemand, Inc., a cloud-based talent management software company from 2010 to 2013. Mr. Pierantoni also served as the chief accounting officer of Ticketmaster Entertainment and the controller of the Motion Picture Group of Paramount Pictures. In addition, he has approximately 13 years of public accounting experience with PricewaterhouseCoopers. Mr. Pierantoni is a certified public accountant (inactive) and holds a B.S. in accounting from Boston College.

There are no family relationships between Mr. Pierantoni and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the offer letter and severance letter entered into between Mr. Pierantoni and the Company in connection with his appointment as chief accounting officer in June 2020 and disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2020 and is incorporated herein by reference, there are no transactions between Mr. Pierantoni or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Pierantoni and any other persons pursuant to which Mr. Pierantoni was selected as the principal financial officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	June 14, 2021	/s/ Scott Giesler
Scott Giesler SVP, General Counsel